Exhibit 32.1

Certification of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of United eSystems, Inc. (the “Company”) on Form 10-Q for the period ended September  30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Walter Reid Green, Jr., Chief Executive Officer, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and in connection with this quarterly report on Form 10-Q, that I have reviewed the Form 10-Q and that to the best of my knowledge:

1. The Report fully complies with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in the Report fairly presents, in all material respects, the Company’s financial condition and results of operations as of the date and for the periods covered by the Report.

Date: November 14, 2008	/s/ Walter Reid Green, Jr.
Walter Reid Green, Jr.
Chief Executive Officer, President and Chief Financial Officer